UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 22, 2004

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

                           Arkansas                               0-6253                        71-0407808
           (State or other jurisdiction of       (Commission            (I.R.S. employer
                incorporation or organization)     file number)            identification No.)

                                    501 Main Street, Pine Bluff, Arkansas                                             71601
                                   (Address of principal executive offices)                                      (Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

        The following is the text of a press release issued by the registrant at 9:15 A.M. Central Standard Time on March 22, 2004.

SIMMONS FIRST PROMOTES BARRY CROW AND BOB FEHLMAN

        Pine Bluff, AR — — Barry L. Crow has been promoted to Executive Vice President and Chief Operating Officer and Robert A. (Bob) Fehlman to Senior Vice President and Chief Financial Officer of Simmons First National Corporation (NASDAQ NM: SFNC), according to J. Thomas May, chairman, president and chief executive officer.

        Crow has been associated with Simmons First for over 34 years and received his bachelor’s degree in Accounting from Ouachita University.

        He has completed numerous banking schools and courses, including the Bank Administration Institute’s School of Banking at the University of Wisconsin.

        Crow currently serves on the Board of Trustees of the Arkansas Baptist Foundation, was Chairman of the Building Committee for the Donald W. Reynolds Community Services Center, served on the City of Pine Bluff’s Fiscal Policy Task Force, and has chaired the United Way of Southeast Arkansas’ Strategic Planning Committee and chaired the Greater Pine Bluff Chamber of Commerce.

        Fehlman, a Certified Public Accountant, joined Simmons First in 1988and received his Accounting degree from Henderson State University.

        He has completed various banking courses, including BAI’s Graduate School of Bank Financial Management at Vanderbilt University.

        Fehlman is a member of the American Institute of Certified Public Accountant’s, the Arkansas Society of Certified Public Accountant’s, Arkansas Executive Forum, Optimist Club and a volunteer for United Way of Southeast Arkansas and Special Olympics.

        Upon completion of recently announced acquisitions, Simmons First National Corporation will have assets of approximately $2.4 billion, with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado, and Hot Springs, Arkansas. The Company’s eight banks will conduct financial operations from 79 offices, of which 77 are financial centers, in 45 communities.

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FOR MORE INFORMATION CONTACT:
Lawrence Fikes
Vice President
1.800.272.2213
lawrence.fikes@simmonsfirst.com

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                                    SIMMONS FIRST NATIONAL CORPORATION

Date: March 22, 2004                                                               /s/ Robert A. Fehlman
                                                                                                     Robert A. Fehlman, Senior Vice President
                                                                                                        and Chief Financial Officer